Exhibit 99.1

Lifeward Announces the Appointment of Mike Swinford to its
Board of Directors

Experienced healthcare and rehabilitation technology professional brings more than 30 years of experience in commercialization and new business development

MARLBOROUGH, MA, and YOKNEAM ILLIT, Israel, April 19, 2024 – ReWalk Robotics Ltd. (DBA Lifeward™) (Nasdaq: LFWD) (“Lifeward” or the “Company”), a global market leader delivering life-changing solutions to revolutionize what is possible in rehabilitation, recovery, and the pursuit of life’s passions in the face of physical limitation or disability, announced that the Board has approved the appointment of Mike Swinford to the Board of Directors, effective April 18, 2024.

Mr. Swinford has been Chief Executive Officer of Numotion since July 2014, where he has grown the company to become the largest provider of mobility and independence solutions in the United States - serving over 400,000 individuals annually with Spinal Cord Injuries, Traumatic Brain Injuries, ALS, Muscular Dystrophy, Cerebral Palsy, Multiple Sclerosis, Spinal Muscular Atrophy, Amputees and many other mobility related disabilities. As CEO at Numotion, he has expanded commercial coverage with over 5000 health plans, rehab hospitals, specialty and multi-disciplinary clinics, skilled nursing facilities, primary care, and home health providers. He has led efforts for benefit coverage determination for Power Wheelchair Seat Elevation systems in 2023 and is actively leading efforts for Power Standing Wheelchairs and reform of Service and Repair regulations and reimbursement levels.

Prior to Numotion, he had a highly successful 22-year career at GE Healthcare, including serving as the President and CEO of GE Healthcare Services and as an officer of General Electric Company. Mr. Swinford held various operational and commercial roles throughout his career leading through various business cycles from start-ups to turnarounds. Mr. Swinford also serves as a director of CareATC, a technology enabled population health primary care provider, as well as a director of Aspen Surgical, a global surgical supply manufacturer.

“As someone who is passionate about improving healthcare access and inclusion for people with disabilities, I am excited to join the Board of Directors of Lifeward,” said Mr. Swinford. “I look forward to bringing my knowledge of the industry and my experience with CMS coverage implementation to help Lifeward further its commercialization strategies for the benefit of the disabled community.”

“Mike Swinford brings unique experience and familiarity with the industry and reimbursement to our Board,” said Jeff Dykan, Chairman of the Board of Directors of Lifeward. “He has a remarkable track record that is an excellent fit with our focus on commercialization and expanded access to devices for physical rehabilitation and recovery, and his commitment to furthering opportunities for people with disabilities is an inspiration to us all. This is another step to increase the direct commercialization skills and experience within our Board. We are delighted to welcome Mike to the Board.”

For more information, please visit GoLifeward.com

About Lifeward
Lifeward designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings as well as in the home and community. Our mission at Lifeward is to relentlessly drive innovation to change the lives of individuals with physical limitations or disabilities. We are committed to delivering groundbreaking solutions that empower individuals to do what they love. The Lifeward portfolio features innovative products including the ReWalk Exoskeleton, the AlterG Anti-Gravity systems, the ReStore Exo-Suit, and the MyoCycle FES Systems.

Founded in 2001, Lifeward has operations in the United States, Israel, and Germany. For more information on the Lifeward product portfolio, please visit GoLifeward.com.

ReWalk®, ReStore® and Alter G® are registered trademarks of ReWalk Robotics Ltd. (DBA Lifeward) and/or its affiliates.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Such forward-looking statements may include projections regarding the Company’s future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek," and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of Lifeward’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements are more fully discussed in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”), including the risk factors described under the heading "Risk Factors" in the Company’s annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, Lifeward undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Lifeward Media Relations:
LifeSci Communications
E: media@golifeward.com

Lifeward Investor Contact:
Mike Lawless
Chief Financial Officer
Lifeward
E: ir@golifeward.com